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                                                                     Exhibit 3.3


Certificate No: _____________                    Number of Shares: _____________



                                 ORDINARY SHARES

                     INCORPORATED UNDER THE LAWS OF BERMUDA

                           FLAG TELECOM GROUP LIMITED
                       PAR VALUE OF SHARES (US) $1.00 EACH


      THIS IS TO CERTIFY THAT _________________________ OF _____________________

 ______________________________IS THE REGISTERED HOLDER OF _____________________

FULLY PAID COMMON SHARES OF PAR VALUE OF (US)$1.00 EACH IN THE ABOVE-NAMED

COMPANY, SUBJECT TO THE MEMORANDUM OF ASSOCIATION AND BYE-LAWS THEREOF.


      GIVEN UNDER THE COMMON SEAL OF THE COMPANY THIS ____________ DAY OF
_______________.





                                        ....................... DIRECTOR





                                        ....................... SECRETARY